August 26, 1998




Mr. Barry B. Donnell
Cavalier Homes, Inc.
719 Scott Avenue, Suite 600
Wichita Falls, TX 76307

                           Re:      Retention and Severance Agreement


Dear Mr. Donnell:

         Cavalier Homes, Inc., a Delaware corporation (the "Company"), considers the establishment and maintenance of a sound and vital senior management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. In this connection, the Company recognizes that the possibility of a change in control may exist in the future, and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's senior management, including yourself, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company. The Board has also determined that appropriate steps should be taken to encourage senior management's participation, in the event of a proposed change of control, in the successful completion of the change of control transaction while maintaining their focus on business performance and strategy execution.

         In order to induce you to remain in the employ of the Company and in consideration of your agreeing to remain in the employ of the Company subject to the terms and conditions set forth below, this letter agreement sets forth the benefits which the Company agrees will be provided to you in the event your employment with the Company is terminated subsequent to a change in control of the Company (as defined in Section 2 of this letter agreement) under the circumstances described below.

         1. Company's Right to Terminate. You acknowledge that this Agreement does not operate as an employment contract nor establish any right of continued employment with the Company and that the Company may terminate your employment at any time, subject to providing the benefits hereinafter specified, if applicable, in accordance with the terms hereof.




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Mr. Barry Donnell
August 26, 1998
Page 2


         2. Change in Control. No benefits shall be payable hereunder unless there shall have been a change in control of the Company, as set forth below and such change of control occurs prior to the termination of your employment. For purposes of this Agreement, a "change in control of the Company" means with respect to the Company, if subsequent to the date of this Agreement:

                  (a) Any person, entity or "group" (within the meaning of Rules 13d-1 through 13d-6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than any subsidiary or affiliate as of the date hereof of the Company or any employee benefit plan of the Company) (i) has acquired or agreed to acquire beneficial ownership of 20% or more of the voting and/or economic interest in the capital stock of the Company, or (ii) has obtained or agreed to obtain the power (whether or not exercised) to elect a majority of the board of directors of the Company; or

                  (b) A majority of the board of directors of the Company shall consist at such time of individuals other than (x) members of the board of directors on the date hereof and (y) other members of such board of directors nominated, recommended, elected, or approved to succeed or become a director by a majority of such members referred to in clause (x) or a nominating committee elected or appointed by such members referred to in clause (x) or by members so nominated, recommended, elected or approved (such directors described in clauses
(x) and (y) above being hereinafter sometimes referred to as "Continuing Directors"); or

                  (c) The approval by the stockholders of the Company of (i) a merger or consolidation of the Company, statutory share exchange, or other similar transaction with another corporation, partnership, or other entity or enterprise in which either the Company is not the surviving or continuing corporation (other than such a transaction that is solely for the purpose of changing the domicile of the Company) or shares of common stock of the Company are to be converted into or exchanged for cash, securities other than common stock of the Company, or other property, (ii) a sale or disposition of all or substantially all of the assets of the Company, or (iii) the dissolution of the Company; or

                  (d) Any transaction or event relating to the Company occurs which is (or which would be if the Company had a class of equity securities registered under Section 12 of the Exchange Act) required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

         3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in Section 4 hereof upon the subsequent voluntary or involuntary termination of your employment, whether by you or by the Company, if such termination occurs within the period beginning on the date that the change of control is completed (the "Change of Control Date") and ending on the second anniversary of the Change of Control Date (the "Trigger



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Mr. Barry Donnell
August 26, 1998
Page 3


Period")  unless such  termination  is (i) because of your death or  Retirement,
(ii) by the Company for Cause or (iii) by the Company or you for Disability (such termination within such period, as limited by clauses (i) through (iii), being sometimes referred to hereinafter as a "Payment Trigger"). In the event your employment is terminated within the Trigger Period, whether by you or the Company, following the occurrence of any of the events set forth at paragraph
(c) below, such termination of your employment shall be deemed to be an involuntary termination of your employment by the Company and shall entitle you to the benefits provided in Section 4 hereof.

                  (a)      Disability; Retirement.

                           (i) "Disability" shall mean a disability which entitles you to a disability benefit under a disability program sponsored or maintained by the Company; provided, that if no such program is applicable to you, then "Disability" shall mean that, based on medical evidence reasonably satisfactory to the Compensation Committee of the Board, you are totally and permanently unable to engage in any occupation or gainful employment for which you are reasonably suited by background, training, education or experience.

                           (ii) Termination by the Company or you of your employment based on "Retirement" shall mean termination in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

                  (b) Cause. Termination by the Company of your employment for "Cause" shall mean termination based upon on any of the following:

                           (i)   dishonesty or fraud by you   in connection with
         your employment;

                           (ii) appropriation (or attempted appropriation) by you of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company;

                           (iii) misappropriation   by    you    (or   attempted
         misappropriation) of any of the Company's funds or property;

                           (iv) your conviction of, or indictment for (or its procedural equivalent) or entering of a guilty plea or plea of no contest with respect to, a felony or any other criminal offense involving moral turpitude (other than traffic offenses); or




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Mr. Barry Donnell
August 26, 1998
Page 4


                           (v) willful misconduct by you in the performance of your duties with the Company, as determined by the good faith judgment of the Compensation Committee of the Board.

For purposes of this paragraph, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without any reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a Notice of Termination (as defined below) from the Chief Executive Officer of the Company or the Compensation Committee of the Board, after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Compensation Committee of the Board (or, if there be no such committee or such committee delivers the Notice of Termination, the Board of Directors), finding that in the good faith opinion of such committee (or the Board) you were guilty of conduct set forth above in clauses
(i), (ii), (iii), (iv) or (v) of the first sentence of this paragraph and specifying the particulars thereof in detail.

                  (c) Constructive Termination. Your employment will be deemed to have been involuntarily terminated by the Company upon the termination of your employment, whether by you or by the Company, following the occurrence of any of the following without your prior written consent (any such event being sometimes referred to hereinafter as your "Constructive Termination"):

                           (i) subsequent to a change in control of the Company, any reduction in your title, duties, responsibilities or authority with the Company immediately prior to the change in control, except in connection with the termination of your employment for Cause, Disability, Retirement or as a result of your death or voluntarily by you; or

                           (ii) subsequent to a change in control of the Company, a reduction by the Company in your base salary as in effect immediately prior to the change in control; or

                           (iii) subsequent to a change in control of the Company, a failure by the Company to continue any bonus plans in which you are presently entitled to participate as the same may be modified from time to time prior to (but not in anticipation of) such change in control, or as the same may be modified following such change in control as may be required by or desirable for the Company due to changes to (x) the Internal Revenue Code of 1986, as amended (the "Code"), (y) applicable accounting rules or principles or (z) applicable laws or regulations, including, without limitation, the Employee Retirement Income and Security Act of 1974, as amended, (the "Bonus Plans") or a failure by the Company to continue you



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Mr. Barry Donnell
August 26, 1998
Page 5


         as a participant in the Bonus Plans on at least the same basis as you are participating in accordance with the Bonus Plans immediately prior to the change in control; or

                           (iv)  subsequent  to  a  change  in  control  of  the
         Company, the failure by the Company to continue in effect any benefit or compensation plan, life insurance plan, health-and-accident plan or disability plan in which you are participating immediately prior to the change in control of the Company (or plans providing you with substantially similar benefits), the taking of any action by the Company which would materially adversely affect your participation in or materially reduce your benefits under any of such plans or deprive you of any material fringe benefit enjoyed by you immediately prior to the change in control, or the failure by the Company to provide you with the number of paid vacation days to which you are then entitled in accordance with the Company's normal vacation policy in effect immediately prior to the change in control; or

                           (v) subsequent to a change in control of the Company, the failure by the Company to obtain the assumption of or the agreement to perform this Agreement by any successor as contemplated in
         Section 7 hereof; or

                           (vi) subsequent to a change in control of the Company, a change in the location of your employment greater than fifty
         (50) miles from your office location immediately prior to the change in control; or

                           (vii) subsequent to a change in control of the Company, any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (d) below (and, if applicable, paragraph (b) above); or

                           (viii)subsequent to a change in control of the Company, (A) at the direction or with the concurrence of members of the Board or management of the Company who became such members following the change in control, a material business strategic plan, direction, policy or program of the Company is altered in a material manner
         (hereinafter a "Policy Change"), and (B) you disagree in good faith with such Policy Change and believe in good faith that such Policy Change will have a material adverse effect on the Company and so state in a written notice delivered to the Board within thirty (30) days of becoming aware (or thirty (30) days after you, exercising reasonable diligence, should have become aware) of such Policy Change, and (C) the Policy Change is not reversed within thirty (30) days of the date on which your written notice is received by the Board, and (D) you terminate your employment with the Company as a result of such disagreement and belief.




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Mr. Barry Donnell
August 26, 1998
Page 6


                  (d) Notice of Termination. Any purported termination by the Company pursuant to your Disability or Retirement, as defined in paragraph (a) above, or for Cause, as defined in paragraph (b) above, or by you pursuant to your Disability or Retirement, as defined in paragraph (a) above or by you or the Company based on an event of Constructive Termination, as defined in paragraph (c) above, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                  (e) Date of Termination. "Date of Termination" shall mean (A) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period), (B) if you employment is terminated due to your death, the date of your death, (C) if your employment is terminated pursuant to paragraph (b) above, the date specified in the Notice of Termination, (D) if your employment is terminated for Retirement, the date specified in the Notice of Termination, and
(E) if your employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided further, however, that if such disputed termination constitutes a Payment Trigger, the Trigger Period shall not run pending resolution of the dispute but shall recommence upon the date that the dispute is finally determined (as set forth in the preceding proviso).

         4. Certain Benefits Upon Termination. (a) If, after a change in control of the Company shall have occurred, as defined in Section 2 above, your employment with the Company shall be terminated (including a Constructive Termination) within the Trigger Period by the Company or you other than for Cause, Disability, Retirement or death, and other than by your voluntarily terminating your employment with the Company, then you shall be entitled to the benefits provided below:

                           (i)   the Company shall pay to you within thirty (30)
days following the Date of Termination in a lump sum cash payment your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus (A) credit for any vacation earned but not taken,
(B) the amount, if any, of any bonus or long-term incentive compensation for a past fiscal year which has been earned but not yet been paid to you, (C) the amount, if any, of any bonus for the current year to be paid as a percentage of Company profit based on the Company's results through the most recent fiscal quarter as of the Date of Termination without



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Mr. Barry Donnell
August 26, 1998
Page 7


pro-ration, (D) a pro-rated payment, based on the Company's results through the most recent fiscal quarter as of the Date of Termination under the Company's performance based long-term incentive program for the long-term performance period that next ends following the Date of Termination, and (E) a pro-rated payment, based on the Company's results as of the Date of Termination, of any other bonus due under any other Bonus Plans;

                           (ii)  in lieu of any  further salary  payments to you
for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you within thirty (30) days following the Date of Termination a lump sum cash amount equal to 2.99 times the sum of (A) the amount of your annual base salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination, and (B) the average annual bonus received by you with respect to the three (3) years immediately preceding the Date of Termination, and (C)(x) the most recent amount earned by you (whether in stock or cash or a combination thereof) under the Company's performance based long-term incentive program established under the Company's Executive Incentive Compensation Plan or, (y) if the Date of Termination giving rise to your right to benefits hereunder occurs before the end of the initial Long-Term Performance Period established under the long-term incentive program so that benefits have not yet accrued under the long-term incentive program, the target amount established for you under the program for the Long-Term Performance Period next ending; and

                           (iii) the  Company  shall  maintain in full force and
effect, for your continued benefit until the earlier of (A) three (3) years after the Date of Termination or (B) you obtain substantially the same coverage from a new employer, all life insurance, medical, health and accident, and disability plans, programs or arrangements in which you were entitled to participate immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Company shall use reasonable efforts to arrange to provide you with benefits substantially similar to those which you are entitled  to  receive  under  such  plans and programs.

                  (b) If, after a change in control of the Company shall have occurred, as defined in Section 2 above, you shall voluntarily terminate your employment with the Company within the Trigger Period other than for Disability, Retirement or death or in connection with an event of Constructive Termination, then you shall be entitled to the benefits set forth below:

                           (i)   the Company shall pay to you within thirty (30)
days following the Date of Termination in a lump sum cash payment your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus (A) credit for any vacation earned but not taken,
(B) the amount, if any, of any bonus or long-term incentive compensation for a past fiscal year which has been earned but not yet been paid to you, (C) the amount, if any, of any bonus for the current year to be paid as a percentage of Company profit based on the Company's results through the most recent fiscal quarter as of the Date of Termination without



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Mr. Barry Donnell
August 26, 1998
Page 8


pro-ration, (D) a pro-rated payment, based on the Company's results through the most recent fiscal quarter as of the Date of Termination under the Company's performance based long-term incentive program for the long-term performance period that next ends following the Date of Termination, and (E) a pro-rated payment, based on the Company's results as of the Date of Termination, of any other bonus due under any other Bonus Plans;

                           (ii)  in lieu of any further  salary  payments to you
for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you within thirty (30) days following the Date of Termination a lump sum cash amount equal to the sum of (A) the amount of your annual base salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination, and (B) the average annual bonus received by you with respect to the three (3) years immediately preceding the Date of Termination, and (C) (x) the most recent amount earned by you (whether in stock or cash or a combination thereof) under the Company's performance based long-term incentive program established under the Company's Executive Incentive Compensation Plan or, (y) if the Date of Termination giving rise to your right to benefits hereunder occurs before the end of the initial Long-Term Performance Period established under the long-term incentive program so that benefits have not yet accrued under the long-term incentive program, the target amount established for you under the program for the Long-Term Performance Period next ending; and

                           (iii) the  Company  shall  maintain in full force and
effect, for your continued benefit until the earlier of (A) the first anniversary of the Date of Termination or (B) you obtain substantially the same coverage from a new employer, all life insurance, medical, health and accident, and disability plans, programs or arrangements in which you were entitled to participate immediately prior to the Date of Termination, provided that your continued participation is possible under the general terms and provisions of such plans and programs. In the event that your participation in any such plan or program is barred, the Company shall use reasonable efforts to arrange to provide you with benefits substantially similar to those which you are entitled to receive under such plans and programs.

                  (c) You shall not be required  to  mitigate  the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer after the Date of Termination, or otherwise. In the event that you voluntarily terminate your employment with the Company and are paid the benefits contemplated by paragraph (b) of this Section 4 and, at any time within five (5) years following the receipt of such payment, you are reemployed by the Company or any subsidiary thereof in a position where your duties or responsibilities with the Company or such subsidiary are commensurate with those of your position with the Company immediately prior to the original termination of your employment which gave rise to the Company's payment of benefits under this
Section 4, you shall, on the date of such reemployment, be obligated to repay to the Company, in cash, an amount equal to the benefit paid to you under paragraph
(b) of this Section 4, plus any amounts paid to you under Section 5 hereof



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Mr. Barry Donnell
August 26, 1998
Page 9


in connection with the payments to you pursuant to paragraph (b) of this Section 4 (and not previously repaid by you pursuant to the terms of Section 5).

         5.    Tax Gross-Up.

                  (a) If you become entitled to any payments or benefits whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change in control or any person affiliated with the Company or such persons (in the aggregate, "Payments" or singularly, "Payment") which are subject to taxes under
Section 4999 (or any successor provision thereto) of the Code (the "Excise Tax"), the Company shall pay to you an additional amount ("Gross-Up Payment") such that the net amount retained by you, after deduction of (A) any Excise Tax on Payments, (B) any federal, state and local income tax and Excise Tax upon the payment provided for by this Section, and (C) any interest and penalties imposed because the Excise Tax is not paid during the period beginning with the earlier of the date (i) the IRS issues a notice stating that an Excise Tax is due with respect to a Payment, (ii) you deliver to the Company an opinion of tax counsel selected by you and reasonably acceptable to the Company that all or a portion of the Payment is subject to the Excise Tax and setting forth the estimated amount of the Excise Tax on the Payment, and (iii) the Company delivers to you an opinion of tax counsel selected by the Company and reasonably acceptable to you that all or a portion of the payment is subject to the Excise Tax and setting forth the estimated amount of the Excise Tax on the Payment (the "Excise Tax Imposition Date") and ending ten (10) days after the Excise Tax Imposition Date, shall be equal to the full amount of the Payments. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of your residence on the date the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (b) The Gross-Up Payment for any Payment made shall be paid to you within ten (10) days after the Excise Tax Imposition Date, unless the Company undertakes to indemnify you as provided in Section 5 (c).

                  (c) In lieu of paying the Gross-Up Payment for any Payment, the Company may elect to undertake, at its sole expense, the defense and settlement of any assessment by the IRS of the Excise Tax on any Payment. In the alternative, the Company may elect to pay the Gross-Up Payment and seek to recover the Excise Tax by pursuing a claim for a refund. If the Company so elects to undertake the defense or settlement of any assessment by the IRS of the Excise Tax on any Payment or the recovery of the Excise Tax through a claim for refund, the Company shall protect, defend, indemnify and hold you forever harmless from and against the Excise Tax on such Payment and payments pursuant to this Section 5(c) and any federal, state and local income tax (determined pursuant to the last sentence of Section 5(a)) upon payments pursuant to this
Section 5(c) and any



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Mr. Barry Donnell
August 26, 1998
Page 10


and all liabilities, demands, claims, actions, causes of action, assessments, losses, costs, damages or expenses, including attorneys' and accountants' fees in connection with any thereof, and any interest and penalties sustained by you as a result of or arising out of or by virtue of the Company's undertaking. You shall cooperate with the Company as reasonably requested by the Company in the conduct of such defense, settlement or refund claim.

                  (d) If the Excise Tax is determined to be less than the amount taken into account in determining the Gross-Up Payment paid pursuant to Section 5(a), you shall repay to the Company within ten (10) days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code for debt instruments with a maturity after issuance equal to the period beginning on the date the Gross-Up Payment was made and ending on the date of repayment required by this sentence, or in the case of a refund, plus interest paid on such refund. If the Excise Tax is determined to exceed the amount taken into account in determining the Gross-Up Payment paid pursuant to Section 5(a) (the "Excise Tax Deficit"), the Company within ten (10) days after the time that the amount of the Excise Tax Deficit is finally determined shall make an additional payment to you in an amount equal to (i) the Excise Tax Deficit, plus (ii) an amount equal to any interest and penalties payable to the IRS with respect to the Excise Tax Deficit, plus (iii) any federal, state and local income tax and Excise Tax (determined pursuant to the last sentence of Section 5(a)) upon payments made pursuant to this sentence.

         6.   Term of Agreement.   This  Agreement shall become effective on the
date hereof  and, subject to the first sentence of the second  paragraph of this
Section 6, shall continue in effect until the earliest of the following:

                  (i) a Date of Termination in accordance with Section 3(e) or other termination of your employment with the Company shall have occurred prior to a change in control of the Company; or

                  (ii) if a Payment Trigger shall have occurred during the term of this Agreement, the performance by the Company of all its obligations, and the satisfaction by the Company of all its obligations and liabilities, under this Agreement;

                  (iii)the date that is the fifth (5th) anniversary of the date of this Agreement; provided, however, that if a change in control of the Company occurs prior to such fifth (5th) anniversary, the Company's obligation to you under this Agreement due to such change in control shall not lapse upon the fifth (5th) anniversary, but shall continue through the final day of the Trigger Period that begins



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Mr. Barry Donnell
August 26, 1998
Page 11


         with such change in control if such final day of the Trigger Period is later than such fifth (5th) anniversary.

                  Any change in control of the Company during the term of this Agreement that for any reason ceases to constitute a change in control or is not followed by a Payment Trigger shall not effect a termination or lapse of this Agreement, and, in such event, this Agreement shall continue to apply to the event of any subsequent change in control of the Company occurring prior to the end of the term of this Agreement. Any transfer of your employment from the Company to a subsidiary, from a subsidiary to the Company, or from one subsidiary to another subsidiary shall not constitute a termination of your employment for purposes of this Agreement.

         7.   Successors; Binding Agreement.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and, if such failure occurs subsequent to a change in control of the Company, shall constitute an event of Constructive Termination and entitle you to compensation from the Company in accordance with Section 4 hereof, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                  (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there be no such designee, to your estate.

         8. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the President of the Company with a copy to the Secretary of the Company, or to such other address as either party may have

Mr. Barry Donnell
August 26, 1998
Page 12


furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         9. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and such officer as may be authorized by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the rights, duties or obligations you may have under any other written agreement with the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama without regard to principles regarding conflicts of laws.

         10.  Counterparts.     This Agreement may be  executed in  one  or more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. Enforcement; Expenses. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby. The Company shall pay all fees, costs and expenses (including, without limitation, reasonable attorneys' fees and the costs of investigating any potential claim) (herein, collectively, "Costs") incurred by you in connection with any dispute arising under or relating to this Agreement or any action(s) or proceeding(s) to enforce your rights under this Agreement, should you prevail in such action or proceeding, and, in addition to paying your Costs, the Company shall pay to you
(i) interest on such Costs and on the aggregate amount of the benefits due to you under Section 4 above (said benefits being referred to in this Section 11 as the "Termination Benefits") from your Date of Termination to the date such Costs and Termination Benefits are paid to you at an annual rate equal to the prime lending rate charged by First Commercial Bank, or the successor thereto, in effect on the Date of Termination, and (ii) liquidated and agreed compensatory damages in an amount equal to twenty-five percent (25%) of the Termination Benefits.

         12. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either party only in the courts of the state and county in which you are employed by the Company and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or

Mr. Barry Donnell
August 26, 1998
Page 13

proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

         If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                     CAVALIER HOMES, INC.


                                       /s/ DAVID A. ROBERSON
                                       -----------------------------------------
                                       Its President and Chief Executive Officer


AGREED TO THIS 26TH DAY OF AUGUST, 1998.


                                       /s/ BARRY B. DONNELL
                                       -----------------------------------------
                                       Barry B. Donnell